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                                                                    Exhibit 10.7


September 11, 2003



Mr. E.G. Bud Summers
Hines Nurseries, Inc.
12621 Jeffrey Road
Irvine, CA 92720-21989

Dear Bud:

         Subject to your agreement as provided below, this letter shall constitute the approval by The Irvine Company ("IRVINE"), as Landlord under the Amended and Restated Ground Lease dated September 1, 1996, as amended (the "LEASE"), of the sublease by Hines Nurseries Inc. ("HINES") to B&E Farms, a California corporation ("B&E") of the "63 Acre Parcel" (as described in Addendum No. 3 to Amended and Restated Ground Lease dated May 19, 2003 ("ADDENDUM NO. 3")) for the period from July 1, 2003 through June 30, 2005. This approval is subject to the following terms and conditions:

         1. The 63 Acre Parcel shall be considered to have been added to the leased premises under the Lease effective as of July 1, 2003, and for purposes of Addendum No. 3, B&E shall be deemed to have vacated the 63 Acre Parcel as a lessee of Irvine on June 30, 2003, and to have reoccupied the 63 Acre Parcel on July 1, 2003 as a sublessee of Hines. Hines and Irvine agree that the conditions to the effectiveness of the addition of the 63 Acre Parcel to the leased premises under the Lease, as stated in Addendum No. 3, shall be deemed to have been satisfied and that Irvine shall have no obligation whatsoever regarding the vacation by B&E of the 63 Acre Parcel.

         2. All *** received by Hines or any affiliate of Hines as a result of or arising from the sublease to B&E shall be considered *** derived by Hines from business conducted on the leased premises by Hines, and shall be included in the base upon which Hines pays Percentage Rental. Minimum Annual Rent and Percentage Rental shall not otherwise be changed by reason of such sublease. Irvine waives, with regard to the B&E sublease consented to above, any right to a transfer fee under Section 13.3 of the General Conditions to the Lease.

         3. For purposes only of the sublease to B&E approved above, the farming use to which the 63 Acre Parcel was put by B&E prior to June 30, 2003, shall be considered an approved use of the 63 Acre Parcel under the Lease.


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  *** Information omitted and filed separately with the Commision for confidential treatment.

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Mr. E.G. Bud Summers
September 11, 2003
Page 2




         If you are in agreement with the provisions of this letter, please execute as shown below and return a copy of this letter, so executed, to me. Once executed by both parties, this letter shall constitute an amendment to the Lease. Thank you, Bud, for your cooperation. If you have any questions concerning the content of this letter, please do not hesitate to call.

                                                     Sincerely,

                                                     /s/  Peter J. Changala
                                                     ---------------------------
                                                     Peter J. Changala
                                                     Vice President
                                                     Agriculture Operations
cc:      Dan Hedigan
         Mary Westbrook
         John Pope



AGREED AND ACCEPTED THIS 18th DAY OF September, 2003

HINES NURSERIES, INC.,
a Delaware corporation



By:/S/  E.G. BUD SUMMERS
   ---------------------------------
     E.G. BUD SUMMERS, Vice President


Date:             9/18/03
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